Frederick L. Hartmann
(312) 258-5656


                                                                     EXHIBIT 5.1


                                January 15, 1997


Arvin Industries, Inc.
One Noblitt Plaza, Box 3000
Columbus, Indiana  47202-3000

          RE:  ARVIN INDUSTRIES, INC. AND ARVIN CAPITAL I
               REGISTRATION STATEMENT ON FORM S-3,
               NOS. 333-18521 AND 333-18521-01
               -------------------------------

  Gentlemen:

     We are acting as counsel to Arvin Industries, Inc., an Indiana corporation (the "Company"), and Arvin Capital I, a Delaware business trust (the "Trust"), in connection with the proposed (i) issuance and sale by the Trust of up to $100,000,000 of ___% Capital Securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (the "Capital Securities"), (ii) issuance by the Company of a guarantee (the "Guarantee") for the benefit of the holders from time to time of the Capital Securities pursuant to a Capital Securities Guarantee Agreement (the "Guarantee Agreement") to be entered into between the Company and Wilmington Trust Company, as trustee (the "Guarantee Trustee") and (iii) issuance and sale by the Company to the Trust of Junior Subordinated Deferrable Interest Debentures (the "Subordinated Debentures") under an Indenture to be entered into between the Company and Wilmington Trust Company, as trustee (the "Debt Trustee"), all as contemplated by the Registration Statement on Form S-3 filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on December 23, 1996, as amended by Amendment No. 1 thereto as filed with the Commission
(the "Registration Statement"), for the registration of the Capital
Securities, the Guarantee and the Subordinated Debentures under the Securities Act of 1933, as amended (the "Act").

     As counsel to the Company and the Trust, we have examined (i) the Registration Statement and exhibits thereto, including the preliminary prospectus in the Registration Statement, (ii) the Company's Amended and Restated Articles of Incorporation and By-Laws, as amended, (iii) documents issued by public officials as to the existence of the Company and the Trust under the laws of the States of Indiana and Delaware, respectively, and (iv) such other documents and records of the Company and the Trust and such matters of law as we deemed necessary to enable us to render this opinion.

Arvin Industries, Inc.
January 15, 1997
Page 2


     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation validly organized and existing under and by virtue of the laws of the State of Indiana.

     2. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

     3. The Company has corporate power and authority to execute and deliver the Guarantee Agreement and the Indenture, to authorize and issue the Guarantee and to authorize and sell the Subordinated Debentures.

     4. The Subordinated Debentures and the Guarantee will be valid and legally binding obligations of the Company, enforceable in accordance with their terms against the Company, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting generally the enforcement of creditors' rights and by the application of general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law), when:

          (a) the Registration Statement, as it may be amended, shall have become effective under the Act, no stop order shall have been issued by the Commission relating thereto, and any applicable state securities or Blue Sky laws shall have been complied with;

          (b) the Company's Board of Directors, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance by the Company of the Subordinated Debentures and the Guarantee on the terms set forth in or contemplated by the Registration Statement, as it may be amended, and the exhibits thereto;

          (c) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), the Indenture and any supplemental indentures thereto shall have been appropriately executed and delivered by the Company and the Debt Trustee, the terms of the Subordinated Debentures shall have been duly established, and the Subordinated Debentures shall have been issued and authenticated in accordance with the applicable provisions of the Indenture and any supplemental indentures thereto and all necessary corporate authorizations;

          (d) the terms of the Guarantee shall have been duly established in accordance with applicable law, the Guarantee Agreement shall have been duly executed and delivered by the Company and the Guarantee Trustee, and the Guarantee Agreement shall have been qualified under the Trust Indenture Act;

          (e) the Amended and Restated Declaration of Trust shall have been duly executed and delivered and qualified under the Trust Indenture Act;

Arvin Industries, Inc.
January 15, 1997
Page 3


          (f) the Capital Securities to which the Guarantee and the Subordinated Debentures relate shall have been duly issued and sold and the purchase price therefor shall have been received by the Trust as contemplated in the Registration Statement; and

          (g) the Company shall have received the consideration payable for the Subordinated Debentures.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included therein.

     In rendering this opinion, we have relied, as to matters governed by the laws of the State of Delaware, on the opinion of even date herewith of Richards, Layton & Finger, P.A., special Delaware counsel for the Company and the Trust, which is being filed as an exhibit to the Registration Statement.

                                Very truly yours,

                                SCHIFF HARDIN & WAITE



                                By:  /s/ Frederick L. Hartmann
                                     -------------------------
                                     Frederick L. Hartmann